Amendment No. 1 to
At-the-Market Issuance Sales Agreement

August 24, 2012

MLV & Co. LLC (formerly, McNicoll, Lewis & Vlak LLC)
1251 Avenue of the Americas, 41st Floor
New York, NY 10020

Ladies and Gentlemen:

Reference is made to the At-the-Market Issuance Sales Agreement, dated December 23, 2010, including the Schedules thereto (the “Sales Agreement”), between McNicoll, Lewis & Vlak LLC (n/k/a MLV & Co. LLC) (“MLV”) and FX Energy, Inc., a Nevada corporation (the “Company”).  All capitalized terms used in this Amendment No. 1 to At-the-Market Issuance Sales Agreement between MLV and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement.  MLV and the Company agree as follows:

A.           Amendments to Sales Agreement.  The Sales Agreement is amended as follows:

1.           All references to “McNicoll, Lewis & Vlak LLC” are deleted and replaced with “MLV & Co. LLC.”

2.           All references to “420 Lexington Ave., Suite 628, New York, NY 10170” or similar references are deleted and replaced with “1251 Avenue of the Americas, 41st Floor, New York, NY 10020.”

3.           In Section 1 of the Sales Agreement, the reference to “a registration statement on Form S-3 (File Nos. 333-155718 and 333-171029),” in the second paragraph, is deleted and replaced with “a registration statement on Form S-3 (File No. 333-182288).”

4.           Section 14 is amended by deleting the words “DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, Attention: Daniel I. Goldberg, Facsimile: 212-884-8466” and replacing them with “Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022, Attention: Daniel I. Goldberg, Facsimile: (212) 521-5450.”

5.           Schedule 1 is amended by adding the words “as amended on August 24, 2012” immediately after “December 23, 2010.”

6.           Schedule 3 is amended by amending and restating the MLV contacts as follows:

	Email	Telephone	Facsimile
Randy Billhardt	rbillhardt@mlvco.com	212-542-5882	212-378-0569
Dean Colucci	dcolucci@mlvco.com	212-542-5870	212-317-1515
Ryan Loforte	rloforte@mlvco.com	212-542-5883
Patrice McNicoll	pmcnicoll@mlvco.com	212-542-5866	212-317-1566

7.           The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(l) is amended to add “as amended on August 24, 2012” after “December 23, 2010.”

B.           Prospectus Supplement.  The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

C.           No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

FX Energy, Inc.

By: /s/ David N. Pierce
Name: David N. Pierce
Title: President and Chief Executive Officer

ACCEPTED as of the date first above written:

MLV & Co. LLC
(formerly McNicoll, Lewis & Vlak LLC)

By: /s/ Dean M. Colucci
Name: Dean M. Colucci
Title: President and Chief Operating Officer